Item 77 D-Policies with respect to securities investments

STADION ALTERNATIVE INCOME FUND (formerly the Stadion Tactical Income Fund)

New Policy

PRINCIPAL INVESTMENT STRATEGIES

To achieve its investment objective, the Income Fund combines two strategies designed to generate income while managing risk exposure across varying market conditions:

•

a portfolio comprised of common stocks and actively managed or index-based exchange traded funds (“ETFs”) selected for dividend yield potential, and options selected to provide protection from market movements (the “Equity Position”), and

•	a portfolio comprised of options sold and repurchased to generate premium income (the “Income Position”).

Under normal market conditions, and to the extent permitted under the Investment Company Act of 1940 (the “1940 Act”), the Income Fund expects the notional value of the options in the Income Position to equal between 25% and 200% of the notional value of the equity securities in the Equity Position; however, these percentages may vary over time as a result of market conditions and fluctuations and the Adviser’s periodic determinations of current market volatility.

The Income Fund will generally invest as follows:

•

The Equity Position. The Equity Position is designed to generate yield in equity markets while moderating volatility. In the Equity Position, the Income Fund typically invests in a portfolio of U.S. exchange-listed common stocks and American Depositary Receipts (“ADRs”) of companies that the Adviser believes possess attractive valuation characteristics, and the capability for above-average dividend yield, or ETFs that hold such companies. In selecting individual positions, the Adviser generally considers factors such as profitability, revenue growth, gross margins, debt ratios and other financial characteristics that the Adviser believes correlate with potential for above-average yield. The Adviser also looks for companies that possess characteristics that support maintaining market share and earnings power through different market cycles and demonstrate the potential to increase dividends or earnings over time. While the Adviser will typically focus the Equity Position on companies having capitalizations of $5 billion or more, there are no restrictions on market capitalization. The Adviser may sell a stock from the Equity Position if the Adviser believes the company’s fundamentals have deteriorated, the company’s dividend or earnings growth has or will decline or the Adviser otherwise believes that selling the stock is in the Income Fund’s best interest.

The Adviser uses an option technique in the Equity Position called a “collar” to attempt to isolate dividend income by minimizing the effects of market movements. When employing a collar, the Adviser generally writes index calls above the current value of the applicable index to seek to generate premium income and use the proceeds to purchase index puts below the current value of the applicable index to seek to reduce the Income Fund’s exposure to market risk and volatility.

•

The Income Position. The Income Position is designed to generate additional yield from the receipt of premiums from selling index options. In implementing its options strategy for the Income Position, the Adviser typically writes put and call options on one or more broad-based U.S. stock indices, receiving premiums from the purchasers of the options. The Adviser may then repurchase the options prior to their expiration date, giving up appreciation and avoiding depreciation in between the sale of the option and its repurchase. The difference between the premium received from selling the option and the cost of repurchasing the option will determine the gain or loss realized by the Income Position.

The Income Fund may also invest in options or futures positions for speculative purposes, when the Adviser determines that they provide a more efficient way to increase or reduce the Income Fund’s overall exposure to an industry or sector than buying or selling other Investments, or to hedge against risks of investments in the Income Fund’s portfolio or markets generally. In general, the Income Fund will not purchase or sell futures contracts or related options unless either (i) the futures contracts or options thereon are purchased for "bona fide hedging" purposes (as defined under regulations promulgated by the U.S. Commodity Futures Trading Commission (“CFTC”)); or (ii) if purchased for other purposes, (A) the sum of the amounts of initial margin deposits on the Income Fund's existing futures and premiums required to establish non-hedging positions, less the amount by which any such options positions are "in-the-money" (as defined under CFTC regulations) would not exceed 5% of the liquidation value of the Income Fund's total assets, or (B) the aggregate net notional value of commodity futures, commodity options contracts, or swaps positions, determined at the time the most recent position was established, does not exceed 100 percent of the liquidation value of the of the Income Fund's total assets.

Old Policy

PRINCIPAL INVESTMENT STRATEGIES

To achieve its investment objective, the Income Fund combines two strategies designed to generate income while managing risk exposure across varying market conditions:

·

a portfolio comprised of common stocks and actively managed or index-based exchange traded funds (“ETFs”) selected for dividend yield potential, and options selected to provide protection from market movements (the “Equity Position”), and

·	a portfolio comprised of options sold and repurchased to generate premium income (the “Income Position”).

Under normal market conditions, and to the extent permitted under the Investment Company Act of 1940 (the “1940 Act”), the Income Fund expects to the notional value of the options in the Income Position to equal between 25% and 200% of the notional value of the equity securities in the Equity Position; however, these percentages may vary over time as a result of market conditions and fluctuations and the Adviser’s periodic determinations of current market volatility.

The Income Fund will generally invest as follows:

·

The Equity Position. The Equity Position is designed to generate yield in equity markets while moderating volatility. In the Equity Position, the Income Fund typically invests in a portfolio of U.S. exchange-listed common stocks and American Depositary Receipts (“ADRs”) of companies that the Adviser believes possess attractive valuation characteristics, and the capability for above-average dividend yield, or ETFs that hold such companies. In selecting individual positions, the Adviser generally considers factors such as profitability, revenue growth, gross margins, debt ratios and other financial characteristics that the Adviser believes correlate with potential for above-average yield.

The Adviser also looks for companies that possess characteristics that support maintaining market share and earnings power through different market cycles and demonstrate the potential to increase dividends or earnings over time. While the Adviser will typically focus the Equity Position on companies having capitalizations of $5 billion or more, there are no restrictions on market capitalization. The Adviser may sell a stock from the Equity Position if the Adviser believes the company’s fundamentals have deteriorated, the company’s dividend or earnings growth has or will decline or the Adviser otherwise believes that selling the stock is in the Income Fund’s best interest.

The Adviser uses an option technique in the Equity Position called a “collar” to attempt to isolate dividend income by minimizing the effects of market movements. When employing a collar, the Adviser generally writes index calls above the current value of the applicable index to seek to generate premium income and use the proceeds to purchase index puts below the current value of the applicable index to seek to reduce the Income Fund’s exposure to market risk and volatility.

·

The Income Position. The Income Position is designed to generate additional yield from the receipt of premiums from selling index options. In implementing its options strategy for the Income Position, the Adviser typically writes put and call options on one or more broad-based U.S. stock indices, receiving premiums from the purchasers of the options. The Adviser may then repurchase the options prior to their expiration date, giving up appreciation and avoiding depreciation in between the sale of the option and its repurchase. The difference between the premium received from selling the option and the cost of repurchasing the option will determine the gain or loss realized by the Income Position.